Sutherland Asbill & Brennan LLP
                                   Atlanta Austin New York Tallahasee Washington

1275 Pennsylvania Avenue, N.W.                              Tel:  (202) 383-0100
Washington, D.C.  20004-2415                                Fax:  (202) 637-3593

     STEVEN B. BOEHM
DIRECT LINE: (202) 383-0176
Internet: sboehm@sablaw.com


                                                     March 29, 1999


The Board of Directors
TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York  10017-3206

                  Re:      TIAA-CREF Life Insurance Company
                           Registration Statement on Form N-4
                           File Nos. 333-61761 and 811-08963

Ladies and Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 1 to the above-referenced registration statement on Form N-4. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               Sincerely,

                                               SUTHERLAND ASBILL & BRENNAN LLP

                                      By:      /s/ Steven B. Boehm
                                                   -----------------------------
                                                   Steven B. Boehm